Exhibit 10.3

MILFAM CLOSING SHARE AND WARRANT ISSUANCE AGREEMENT

November 29, 2016

Cadiz Inc.
550 South Hope Street, Suite 2850
Los Angeles, California 90071

Ladies and Gentlemen:

Cadiz Inc., a Delaware corporation (the “Company”), agrees, subject to the terms and conditions stated herein, to issue to Milfam II L.P. (the “Investor”), 39,409 shares (the “Closing Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) and a warrant to purchase 39,409 shares of the Common Stock (the “Warrant,” and collectively with the Closing Shares, the “Securities”).

1.                  In consideration of the respective covenants, agreements and representations and warranties contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor intending to be legally bound, hereby agree as follows:

(a)                This Closing Share and Warrant Issuance Agreement (the “Agreement”) is made as of the date set forth above between the Company and the Investor.

(b)               The Company and Investor are parties to that certain Fifth Amendment to Amended and Restated Credit Agreement (the “Fifth Amendment”), dated as of November 29, 2016 (the “Fifth Amendment Effective Date”), by and among the Company, as a borrower, Cadiz Real Estate LLC, as a borrower, Investor, as a lender, the other lenders party thereto, and Wells Fargo Bank, National Association, as agent (the “Agent”), which amended that certain Amended and Restated Credit Agreement (as further amended prior to the Fifth Amendment Effective Date, and as subsequently amended from time to time, the “Credit Agreement”) attached to that certain Amendment Agreement, dated as of October 30, 2013, by and among the Company, Cadiz Real Estate LLC, LC Capital Master Fund, Ltd., the lenders party thereto, and the Agent.

(c)                Pursuant to the Fifth Amendment, the Company agreed to issue the Securities in connection with the Investor’s entry into the Fifth Amendment and as a condition precedent to the effectiveness of the Fifth Amendment pursuant Article II thereof.

(d)               The Company has authorized the issuance of, and agrees to issue, the Securities to the Investor on the date of this Agreement (the “Closing Date”), upon the terms and conditions set forth herein.

(e)                Prior to the execution of this Agreement, the Company has delivered to Investor a written opinion, addressed to the Investor and dated as of the Closing Date, from Mitchell Silberberg & Knupp LLP, counsel to the Company, to the effect set forth in Exhibit A hereto.

(f)                The offering and issuance of the Securities (collectively, the “Issuance”) is being made pursuant to (i) an effective Registration Statement on Form S-3, No. 214318, including all amendments thereto, the exhibits and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein or any immediately succeeding registration statement that is filed under the Securities Act (as defined in the Credit Agreement) on Form S-3 and immediately becomes effective (the “Fifth Amendment Registration Statement”) filed by the Company with the Commission (as defined in the Credit Agreement) in conformity with the Securities Act under the Rules and Regulations (as defined in the Credit Agreement) of the Commission, including the prospectus contained therein (the “Fifth Amendment Base Prospectus”) and (ii) a final prospectus supplement filed with the Commission and delivered to the Investor (a “Fifth Amendment Prospectus Supplement” and, together with the Fifth Amendment Base Prospectus, a “Fifth Amendment Prospectus”) containing amended and/or certain supplemental information regarding the Securities and terms of the Issuance. If the Company has filed one or more abbreviated registration statements to register additional shares of Common Stock pursuant to Rule 462(b) under the Rules and Regulations (each a “Rule 462(b) Registration Statement”), then any reference herein to the term “Fifth Amendment Registration Statement” shall also be deemed to include any such Rule 462(b) Registration Statement.

(g)               Without the prior written consent of the Company, prior to May 28, 2017, (which is the 180th day following the Closing Date), the Investor shall not, and shall cause its wholly-owned subsidiaries not to, sell, transfer, encumber or otherwise dispose of any or all of its Closing Shares other than transfers to affiliates of the Investor (provided, however, that any Closing Shares transferred to such affiliate shall be subject as of the date of such transfer to the remaining term, if any as of such date, of the foregoing transfer restrictions).

(h)               The Company agrees to make any filings required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the Issuance.

(i)                 On the Closing Date, the Company shall cause its Transfer Agent to deliver the Closing Shares to the Investor and register the Closing Shares as instructed by the Investor. The Closing Shares will be delivered by crediting the account of the Investor’s prime broker (as specified by the Investor to the Company) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction no later than 4:00 p.m. Eastern Standard Time on the Closing Date using its DTC participant identification number, and released by Continental Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. The Investor shall direct the broker-dealer at which the account or accounts to be credited with the Closing Shares are maintained, which broker/dealer shall be a DTC participant, to initiate a transaction through the DWAC system, instructing the Transfer Agent to credit such account or accounts with the Closing Shares. Such DWAC instruction shall indicate the settlement date for the deposit of the Closing Shares, which shall be the Closing Date. The Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Closing Shares pursuant to the information contained in the DWAC instruction.

(j)                 On the Closing Date, the Company shall execute and deliver to the Investor the Warrant in the form of Exhibit M to the Credit Agreement.

2.                  The Investor represents and warrants to the Company as of the Closing Date as follows:

(a)                The Investor has received the Fifth Amendment Prospectus and the documents incorporated by reference therein prior to or in connection with the receipt of this Agreement.

(b)               The Investor (i) is not a member of FINRA or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules) and (ii) after giving effect to the issuance of the Securities pursuant to this Agreement, neither the Investor nor any Holder Group (as defined in the Credit Agreement) in respect of the Investor acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company.

(c)                The Investor is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

3.                  The Company represents and warrants to the Investor as of the date hereof, and with respect to the Warrant Stock (as defined in the Warrant), as of any exercise date under the Warrant for purposes of Section 3(k) and Section 3(m), as follows:

(a)                All representations and warranties of the Company contained in the Fifth Amendment are true and correct in all material respects (or, in the case of any such representation or warranty already qualified as to materiality, in all respects) as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date).

(b)               No order preventing or suspending the use of the Fifth Amendment Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Fifth Amendment Registration Statement or any post-effective amendment thereto has been issued, and no proceedings for that purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission. The Fifth Amendment Registration Statement complied when it became effective, complied on the Fifth Amendment Effective Date and complies as of the Closing Date, in all material respects, with the requirements of Form S-3 under the Securities Act. The conditions to the use of Form S-3 in connection with the offering and issuance of the Securities as contemplated hereby have been satisfied. The Fifth Amendment Registration Statement did not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, and the Fifth Amendment Prospectus, as of the Closing Date, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any required filing of the Fifth Amendment Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been or will be made in the manner and within the time period required by such Rule 424(b).

(c)                The Fifth Amendment Registration Statement and all documents incorporated by reference in the Fifth Amendment Registration Statement and the Fifth Amendment Prospectus as of the Closing Date, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act (as defined in the Credit Agreement), as applicable, and the rules and regulations of the Commission thereunder, and at the time they became effective or were filed with the Commission, as the case may be, neither the Fifth Amendment Registration Statement nor any of such other documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)               The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority necessary to own, lease and operate its properties and to conduct its business as described in the Fifth Amendment Registration Statement and the Fifth Amendment Prospectus.

(e)                The authorized capital stock of the Company consists of (i) 70,000,000 shares of Common Stock and (ii) 100,000 shares of preferred stock (the “Preferred Stock”). As of the Closing Date, 19,365,087 shares of Common Stock are issued and outstanding and no shares of Preferred Stock are issued and outstanding.

(f)                The Securities have been duly and validly authorized by the Company, and the Closing Shares, when issued and delivered in accordance with the terms of this Agreement, will have been duly and validly issued and will be fully paid and nonassessable.

(g)               The Closing Shares and the Warrant Stock have been duly authorized for listing and quotation on the Nasdaq Global Market, subject in each case to official notice of issuance.

(h)               This Agreement and the Warrant have each been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(i)                 The Company is not in breach or violation of or in default under (i) the provisions of its charter or by-laws, (ii) any material agreement filed as an exhibit to its SEC Reports, or (iii) any federal or state statute or law, any rule or regulation issued pursuant to any federal or state statute or law, or any order issued pursuant to any federal or state statute or law by any court or governmental agency or body having jurisdiction over the Company, except, with respect to clauses (ii) and (iii) above, to the extent any such violation or default would not, individually or in the aggregate, have a material adverse effect on (x) the business, properties, prospects, financial condition or results of operations of the Company or (y) the ability of the Company to enter into and perform its obligations under, or consummate the transactions contemplated in, this Agreement (a “Material Adverse Effect”).

(j)                 The execution, delivery and performance by the Company of this Agreement, including the issuance by the Company of the Closing Shares, the Warrant and the Warrant Stock, will not conflict with or result in a breach or violation of, or constitute a default under (i) the provisions of the Company’s charter or by-laws, (ii) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or businesses is bound, or (iii) any federal or state statute or law, any rule or regulation issued pursuant to any federal or state statute or law, or any order issued pursuant to any federal or state statute or law by any court or governmental agency or body having jurisdiction over the Company, except, with respect to clause (ii) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(k)               No filing with, or authorization, approval, consent or order of, any court or governmental agency or body is required for the issuance of the Closing Shares, the Warrant or the Warrant Stock, except such as have already been obtained or are contemplated hereby.

(l)                 Subsequent to the dates as of which information is given in the Fifth Amendment Prospectus and other than as contemplated therein, there has not been (i) any material adverse change in the business, properties, prospects, financial condition or results of operations of the Company, (ii) any transaction which is material to the Company, (iii) any material change in the capital stock, or any material change in the outstanding indebtedness, of the Company, or (v) any dividend or distribution declared, paid or made on the capital stock of the Company.

(m)             The Company represents and warrants that the Securities Act and the Rules and Regulations permit the Company to offer and issue 357,500 shares of Common Stock, the Warrant and the Warrant Stock.

4.                  The Company agrees to indemnify, defend and hold harmless the Investor, its directors and officers, and each person, if any, who controls the Investor and the successors and assigns of all of the foregoing persons, from and against any loss, damage, claim or liability, to which, jointly or severally, the Investor or any such person may become subject, insofar as such loss, damage, claim or liability arises out of or is based upon: (i) this Agreement, (ii) the breach of any covenant, agreement or representation or warranty of the Company under this Agreement, (iii) any untrue statement of a material fact contained in the Fifth Amendment Registration Statement, or any amendments thereto or the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iv) any untrue statement of a material fact contained in the Fifth Amendment Prospectus or the omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.                  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the Closing Date.

6.                  All notices, requests, consents and other communications hereunder will be in writing, will be mailed by nationally recognized overnight express courier, postage prepaid, or delivered by facsimile, and will be deemed given (i) if delivered by nationally recognized overnight carrier, one business day after so mailed and (ii) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)                if to the Company, to:

Cadiz Inc.
550 South Hope Street, Suite 2850
Los Angeles, California 90071
Attention: Chief Financial Officer
Facsimile No.: 213-271-1614

(b)               with copies to:

Mitchell Silberberg & Knupp LLP

11377 West Olympic Boulevard

Los Angeles, California 90064

Attention: Kevin Friedmann

Facsimile No.: 310 312-3798

(c)                if to the Investor, to:

Milfam II L.P.
3300 S. Dixie Highway, Suite 1-365
West Palm Beach, FL 33405
Attention: Eric Fangmann
Facsimile No.: (619) 923-2908
Telephone No.: (561) 287-5399
Email: info@limadvisory.com

(d)               with copies to:

O’Melveny & Myers LLP
400 South Hope Street
Los Angeles, CA 90071
Attention: Steve Warren
Facsimile No.: (213) 430-6407
Telephone No.: (213) 430-7875

7.                  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.                  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.                  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.              This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York.

11.              Each of the Company and the Investor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Company and the Investor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Company and the Investor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

12.              EACH OF THE COMPANY AND THE INVESTOR WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE COMPANY AND THE INVESTOR AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS CLAUSE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH OF THE COMPANY AND THE INVESTOR ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS CLAUSE, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS CLAUSE.

13.              This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

MILFAM II L.P.

By: MILFAM LLC
Its: General Partner

By: /s/ Lloyd I. Miller, III
Name: Lloyd I. Miller, III
Title: Manager

Agreed and Accepted by:

CADIZ INC.

By: /s/ Timothy J. Shaheen
Name: Timothy J. Shaheen
Title: CFO

 EXHIBIT A

Form of Opinion of Counsel to Company

1.	The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.
2.	The Company has the corporate power and corporate authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby.
3.	The Agreement and the Warrant have been duly authorized, executed and delivered by the Company and are each a valid and binding agreement of the Company, enforceable against the Company in accordance with their terms.
4.	The execution and delivery by the Company of the Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance of the Closing Shares, will not (i) conflict with the Company’s charter or by-laws, (ii) constitute a violation of, or a breach or default under, the terms of any contract listed on a schedule to this opinion1 or (iii) violate or conflict with, or result in any contravention of, any applicable law or any order listed on a schedule to this opinion.2
5.	No governmental approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of the Agreement by the Company or the consummation by the Company of the transactions contemplated thereby.
6.	The Closing Shares have been duly authorized by the Company and, when delivered to the Investor, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under the laws of the State of Delaware or the Company’s charter or by-laws.
7.	The shares of Common Stock issuable upon the exercise of the Warrant have been duly authorized by the Company and, when issued upon the exercise of the Warrant in accordance with its terms, will be duly and validly issued, fully paid and non-assessable and free and clear of any preemptive rights or any similar rights arising under the laws of the State of Delaware or the Company’s charter or by-laws.
8.	The Company is not and, solely after giving effect to the issuance of the Closing Shares, the Warrant and any Warrant Stock to the Investor, will not be an “investment company” as such term is defined in the Investment Company Act of 1940.

1 Schedule to list:

•	The 7.00% Convertible Senior Notes Indenture, dated as of March 5, 2013, by and between the Company and U.S. Bank National Association, as successor to The Bank of New York Mellon Trust Company, N.A. (“U.S. Bank”) as Trustee, as amended by that certain First Supplemental Indenture, dated as of October 30, 2013, and that certain Second Supplemental Indenture, dated as of November 23, 2015
•	The 7.00% Convertible Senior Notes Indenture, dated as of December 10, 2015, by and between the Company and U.S. Bank, as Trustee, as amended by that certain First Supplemental Indenture, dated as of April 28, 2016
•	Limited Liability Company Agreement of Cadiz Real Estate LLC dated December 11, 2003
•	Amendment No. 1, dated October 29, 2004, to Limited Liability Company Agreement of Cadiz Real Estate LLC
•	Amendment No. 2 dated March 5, 2013, to Limited Liability Company Agreement of Cadiz Real Estate LLC
•	Amendment No. 2 dated October 1, 2007 to Reorganization Plan and Agreement for Purchase and Sale of Assets dated as of February 18, 1998 among Cadiz Inc. and Mark A. Liggett in his capacity as successor in interest to Exploration Research Associates, Incorporated., a California corporation (“ERA”) and in his individual capacity as former sole shareholder of ERA and as the successor in interest to ERA
•	Lease Agreement, dated as of December 23, 2015, by and among Cadiz Real Estate LLC, Cadiz Inc. and Water Asset Management LLC
•	Private Placement Purchase Agreement, dated as of April 26, 2016, by and among Cadiz Inc. and the purchasers party thereto
•	Placement Agent Agreement, dated as of April 26, 2016, by and between Cadiz Inc. and B. Riley & Co. LLC
•	Registration Rights Agreement, dated as of April 28, 2016, by and among Cadiz Inc. and the holders party thereto
•	Any other material agreements filed as exhibits 1, 2 or 4 under Rule 601 of Regulation S-K as promulgated under the Securities Act as filed as of the Closing Date

2 Schedule to list (i) the laws of the State of New York, (ii) the federal laws of the United States of America and (iii) the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. Orders to be confirmed by the Company at the Closing Date, as applicable to the relevant transactions.